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                                                                      EXHIBIT 23

                        CONSENT OF CHARTERED ACCOUNTANTS

The Board of Directors
The WideCom Group Inc.

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 4, 1997, relating to the consolidated financial statements of The WideCom Group Inc., appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1997.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO DUNWOODY

                                          --------------------------------------
                                          BDO Dunwoody
                                          Chartered Accountants
                                          (Internationally BDO Binder)

Toronto, Canada
September 11, 1997